UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2024

Jet.AI Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40725	93-2971741
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

(Address of Principal Executive Offices)

(702) 747-4000

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JTAI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	JTAIW	The Nasdaq Stock Market LLC
Merger Consideration Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $15.00 per share	JTAIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on August 10, 2023, Jet.AI Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Maxim Group LLC (“Maxim”), pursuant to which the Company issued 1,127 shares of Series A Convertible Preferred Stock to Maxim. Also on August 10, 2023, the Company filed a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges and other terms relating to the Series A Convertible Preferred Stock.

On July 15, 2024, the Company and Maxim entered into Amendment No.1 to Settlement Agreement (the “Settlement Agreement Amendment”), pursuant to which the Company and Maxim agreed to: amend the Certificate of Designation as further described below; certain “leak-out” restrictions with respect to shares of Company common stock Maxim may acquire upon the conversion of its shares of Series A Convertible Preferred Stock; and other related matters.

Also on July 15, 2024, in connection with the Settlement Agreement Amendment, the Company filed Amendment No. 1 to Certificate of Designation of Series A Convertible Preferred Stock of Jet.AI Inc. (the “COD Amendment”) with the Secretary of State of the State of Delaware. The COD Amendment was approved by Maxim, the sole holder of all of the outstanding shares of Series A Convertible Preferred Stock as of such date, and by the unanimous written consent of the board of directors of the Company. The COD Amendment became effective upon filing with the Secretary of State of the State of Delaware.

The COD Amendment amended the definition of “Series A Conversion Price” by replacing Section 2(t) of the Certificate of Designation with the following:

“Series A Conversion Price” shall mean 100% of the VWAP of the Common Stock during the five (5) Trading Days immediately preceding, but not including, the date of conversion, as adjusted pursuant to Section 8, provided, however, that in no event shall outstanding shares of Series A Preferred Stock be converted into more than 19.99% of the outstanding shares of Common Stock as of the date of issuance, until such time as the Company obtains the approval of its shareholders to issue in excess of such 19.99% in accordance with the rules and regulations of the Nasdaq Stock Market. If, at any time while the Series A Preferred Stock is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or enters into any agreement to issue, regardless of whether issued or not, or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any person to acquire shares of Common Stock at an effective price per share that is lower than the then Series A Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Series A Conversion Price, such issuance shall be deemed to have occurred for less than the Series A Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Series A Conversion Price shall be reduced to equal the Base Conversion Price. If the Company enters into a variable rate transaction, the Company shall be deemed to have issued Common Stock at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than the trading day following the issuance of any Common Stock subject to this subsection, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice, upon the occurrence of any Dilutive Issuance, the Holder is entitled to convert its Series A Preferred Stock based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.”

The COD Amendment also amended the optional conversion provision by replacing Section 7(a) of the Certificate of Designation with the following:

“(a) Optional Conversion. Each outstanding share of Series A Preferred Stock may be converted into such number of fully paid and nonassessable shares of Common Stock as determined by dividing the Series A Original Purchase Price by the Series A Conversion Price at any time or time to time by the holder thereof pursuant to this Section 7; provided, however, in no event shall outstanding shares of Series A Preferred Stock be converted into more than 19.99% of the outstanding shares of Common Stock until such time as the Company obtains the approval of its shareholders to issue in excess of such 19.99% in accordance with the rules and regulations of the Nasdaq Stock Market.”

The foregoing descriptions of the COD Amendment and the Settlement Agreement Amendment do not purport to be complete and are qualified in its entirety by reference to the full text of the COD Amendment and the Settlement Agreement Amendment, copies of which are attached as Exhibits 3.1 and 10.1, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amendment No. 1 to Certificate of Designation of Series A Convertible Preferred Stock of Jet.AI Inc. dated July 15, 2024.

10.1	Amendment No.1 to Settlement Agreement between Jet.AI Inc. and Maxim Group LLC.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JET.AI INC.

	By:	/s/ Michael Winston
Michael Winston
Executive Chairman and Interim Chief Executive Officer

Date: July 16, 2024